EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.333-171434 on Form S-8 of our report dated May 23, 2011 relating to the consolidated financial statements of Xueda Education Group, its subsidiaries, its variable interest entity (the “VIE”) and its VIE’s subsidiaries, appearing in the Annual Report on Form 20-F of Xueda Education Group for the year ended December 31, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

May 23, 2011